RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
FORM 10-K
PART IV, Item 5(b)
EXHIBIT #4 Properties.                                                03/21/97

Mortgage Pool                      Number of Holders of Record

1995-KS1                                       3

1995-KS2                                       3

1995-KS3                                      13

1995-KS4                                       3

1996-KS1                                       3

1996-KS2                                      10

1996-KS3                                       3

1996-KS4                                       8

1996-KS5                                       3